EXHIBIT 10.5


              ASSIGNMENT OF CONTRACTS AND SHARE PURCHASE AGREEMENT


        THIS AGREEMENT made as of the 19th day of February, 1996.

BETWEEN

               MINCO MINING AND METALS CORPORATION, a company validly subsisting under the laws of British Columbia with an office at Suite 1870, 401 West Georgia Street, Vancouver, British Columbia, V6B 5AI

               ("Minco")

               PACIFIC CANADA RESOURCES INC., a company validly subsisting under the laws of Ontario with an office at 350 Bay Street, 7th Floor, Toronto, Ontario, M5H 2S6

               ("PCR")

W H E R E A S:

A. PCR has entered into a letter of intent with Teck Exploration Ltd. ("Teck") and Baiyin Non-Ferrous Metals Company ("Baiyin") dated June 6, 1995, regarding the exploration and development of the Lijiagou lead-zinc deposit and possible acquisition of the Changba open pit mine (the "CB-LG Property") located in Chenxian, Gansu Province, People's Republic of China (the "CB-LG Agreement"), a copy of which is attached hereto as Schedule "A."

B. PCR is also party to a cooperation agreement between PCR, Patrician Gold Mines Ltd. and the First Geoexploration Bureau of Ministry of Metallurgical Industry dated October 4, 1994, regarding the formation of an equity joint venture to explore, develop and produce certain mineral properties known as the "Stone Lake," "Crystal Valley" and "Emperor's Delight" properties located, respectively, in Lingshou County, Zhangjiakou District and Chende District all in the Province of Hebei, People's Republic of China (the "FGEB Co-Operation Agreement"), a copy of which is attached hereto as Schedule "B."

C. Patrician Gold Mines Ltd. assigned its interests in the FGEB Co-Operation Agreement to Orient Gold Mines Ltd. ("Orient") pursuant to an assignment agreement dated September 8,1994.

D. Pursuant to the terms of the FGEB Co-Operation Agreement, PCR entered into a joint venture contract dated December 25, 1995, with FGEB in respect to the exploration and development of the Emperor's Delight property, through PCR's British Virgin Islands subsidiary Triple Eight Mineral Corporation ("Temco"), (the "Emperor's Delight Joint Venture Contract"), a copy of which is attached hereto as Schedule "C."

E. Pursuant to an option agreement made between PCR and Orient dated March 3, 1995, (the "Temco Option Agreement"), a copy of which is attached hereto as Schedule "D," PCR granted to Orient the right to earn a forty (40%) percent share interest in Temco.

F. PCR has entered  into an agreement  (the "T-C  Investment  and  Participation
Agreement") dated February 19, 1996, with Teck Corporation ("Teck") and with Cominco Ltd. ("Cominco"), a copy of which is attached hereto as Schedule "E." Under this T-C Investment and Participation Agreement, PCR has granted certain rights to Teck and Cominco in exchange for them making a private placement in a specified company which the parties have agreed will be Minco, subject to the Closing of this Agreement.

G. For greater certainty, the CB-LG Agreement and the FGEB Co-Operation Agreement do not contemplate that PCR will ever hold a direct interest in a Chinese mineral property but rather will hold a right to acquire an interest in a Chinese corporation which will hold all right, title and interest in and to the relevant Chinese mineral properties.

H. Pursuant to a Cooperative Agreement made between Minco and the Sichuan Bureau of Geology and Minerals Resources dated July 7, 1995, as amended by an undated Supplementary Agreement (the "Chapuzi Agreement"), a copy of which is attached hereto as Schedule "F," Minco holds the right to acquire an interest in certain mineral properties known as the "Chapuzi Property" located in Sichuan Province, People's Republic of China.

I. PCR has agreed to assign to Minco all its right, title and interest in and to the CB-LG Agreement, FGEB Co-Operation Agreement, Emperor's Delight Joint Venture Contract, Temco Option Agreement and Minco has agreed to assume all liabilities under such agreements and PCR has also agreed to sell to Minco all of the issued common shares of Temco owned by PCR, all on the terms and conditions hereinafter set forth.

J. PCR and Minco have entered into a confidentiality agreement dated January 2, 1996 (the "Confidentiality Agreement"), relating to the confidentiality obligations as between each other regarding the exchange of information in contemplation of entering into this Agreement.

     NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual promises, and agreements herein contained, the parties hereto agree as follows:

1.   INTERPRETATION

1.1 In this Agreement and in the recitals and Schedules hereto, unless the context otherwise requires, the following expressions will have the following meanings:

     (a) "Act" means the Securities Act (British Columbia) and the Regulations and Rules passed thereunder, as amended from time to time;

     (b) "Chapuzi Agreement" means the agreement pursuant to which Minco holds an NCI (hereinafter defined) in the Chapuzi property:

     (c) "Closing Date" means the fifth business day following the date upon which Minco receives written notification from the Exchange that this Agreement has been accepted for filing.

     (d)  "Exchange" means the Vancouver Stock Exchange;

     (e) "PCR Agreements" means, collectively, the FGEB Co-operation Agreement, the Temco Option Agreement and the Emperor's Delight Joint Venture
          Contract:

     (f) "PCR Properties" means all of PCR's rights and interests in and to the Properties held pursuant to the PCR Agreements;

     (g) "Property" or "Properties" means a mineral property or properties in China by whatever instrument it may be held by any interest, contractual right, or other right to acquire an interest therein;

     (h) "NCI," with respect to a Property, means a direct or indirect interest in a Chinese mineral property which is available to be held by foreigners or non-Chinese entities under Chinese law including, without limitation, a share interest in a Chinese company which holds title to a Chinese mineral property, or a contractual right to acquire such share interest:

     (i) "Teck-Cominco Private Placement" means the agreement to be negotiated between Minco, Teck and Cominco whereby each of Teck and Cominco agree to subscribe for 1,250,000 treasury shares of Minco at a price of $0.80 per share; and

     (j)  "Temco  Shares"  means 600 of the 1,000 fully paid and  non-assessable
          issued   common  shares  of  Temco  in  the  capital  stock  of  Temco beneficially owned by PCR.

1.2  The following schedules are incorporated by reference into this Agreement:

Schedule              Description

    A                 the CB-LG Agreement
    B                 the FGEB Co-operation Agreement
    C                 the Emperor's Delight Joint Venture Contract
    D                 the Temco Option Agreement
    E                 the T-C Investment and Participation Agreement
    F                 the Chapuzi Agreement
    G                 Minco's Unaudited December 31. 1995 Financial Statements

    H                 Minco's Material Liabilities
    I                 Rights to acquire Securities in Minco
    J                 Temco's Unaudited December 31. 1995 Financial Statement
    K                 Temco's Material Liabilities
    L                 Rights to acquire Securities in Temco
    M                 Escrow Agreement
    N                 Shareholders Agreement
    O                 the Confidentiality Agreement
    P                 PCR's third-party liabilities

2.   REPRESENTATIONS AND WARRANTIES

2.1  Common Representations and Warranties

     Each of Minco and PCR represents and warrants to the other, as representations and warranties upon which each party has relied in entering into this Agreement, which will be true at the Closing Date, and which will survive the execution hereof, that:

     (a) it is a body corporate duly formed, organized and validly subsisting under the laws of its incorporating jurisdiction:

     (b) it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

     (c) neither the execution and delivery of this Agreement, nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby contemplated will be in violation of its constating documents, or conflict with, or will result in the breach of, or accelerate the performance required by, any agreement to which it is a party and will not result in the creation or imposition of any lien. encumbrance or restrictions of any nature whatsoever in favour of a third party upon or against its assets;

     (d) it is resident in Canada within the meaning of the Income Tax Act (Canada); and

     (e) no proceedings are pending tor. and neither party is aware of any basis for the institutions or any proceedings leading to is dissolution or its winding-up, or the placing or it into bankruptcy, or becoming subject to any other laws governing the affairs of insolvent persons.

2.2  Minco's Representations and Warranties

     Minco represents and warrants to PCR, as representations and warranties upon which PCR has relied in entering into this Agreement, which will be true at the Closing Date, and which will survive the execution hereof, that:

     (a) the authorized capital of Minco consists of 20,000,000 common shares of which 3,223,373 common shares are validly issued, fully-paid and non-assessable:

     (b) no finder's fees, commissions or financial service fees of any type whatsoever are payable by Minco in connection with transactions contemplated by this Agreement other than a finder's fee of up to 100,000 shares of Minco which may be paid to a third party;

     (c) the financial statements of Minco for the fiscal period ended December 31, 1995, attached hereto as Schedule "G" delivered to PCR present fairly, in all material respects, the financial position of Minco as at December 31, 1995, and the results of operations and the changes in financial position for the year then ended in accordance with Canadian generally accepted accounting principles applied on a consistent basis and do not omit to state any material fact chat is required by generally accepted accounting principles, or by applicable law, to be stated or reflected therein, or which is necessary to make the statements contained therein not misleading;

     (d) since December 31, 1995, Minco has carried on its business in the ordinary and normal course of the routine daily affairs of such business. Since such date, there has been no material change in the business, operations, affairs or conditions of Minco, financial or otherwise,  including,  without,  limitation,  any change arising as a
          result  of  any  legislative  or  regulatory   change,   modification,
          revocation, or suspension or any material license or right to do business, fire, explosion, accident, casualty, labour trouble, flood, drought, riot, storm, expropriation, condemnation, act of God. or otherwise, except changes occurring in the ordinary course of the routine daily affairs of business, which changes have not materially adversely affected the organization, business, properties, prospects, or financial condition of Minco;

     (e) no order prohibiting the issue and sale of securities by Minco has been issued and no proceedings for this purpose have been instituted, are pending, or, to the knowledge or Minco, contemplated:

     (f) this Agreement and any statement furnished to PCR by, or on behalf of Minco, do not contain and will not contain an untrue statement of material fact or omit or will omit to state a material fact or circumstance necessary to make the statements contained herein or therein not misleading, or which may be material in PCR's decision to enter into this Agreement:

     (g) Minco owns, as of the date hereof, the NCI, or has rights to acquire an NCI, in the Property as set out in the Chapuzi Agreement;

     (h) the Chapuzi Agreement is a valid and subsisting contract enforceable in accordance with its terms and Minco has not assigned, encumbered or otherwise disposed or any interest in such agreement to any third parties;

     (i) to the best of its knowledge, there are no adverse claims, challenges, actions, suits, disputes or proceedings regarding the Chapuzi Agreement, and there are no such claims pending, nor is there any basis therefor;

     (j) there are no material liabilities, contingent or otherwise, of Minco which are not disclosed in Schedule "H" attached hereto and Minco has not guaranteed, or agreed to guarantee, any debt, liability or other obligation of any person, firm or corporation other than as described in Schedule "H;"

     (k) no person, other than PCR, or as set out in Schedule "I," has any right, agreement, or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option:

          (i) to require Minco to issue any further or other shares in its capital or any security or other instrument convertible or exchangeable in to shares in its capital, or to convert or exchange any security or other instrument into, with or for shares in its capital;

          (ii) for the issue or allotment of any of the authorized but unissued shares in its capital;

          (iii) to require Minco to create any additional shares in its capital;

          (iv) to require Minco to purchase, redeem, or otherwise acquire any of the issued and outstanding shares in its capital;

          (v) to require Minco to distribute any or all of its assets, or to declare any dividends;

          (vi) for the purchase of any assets or the acquisition or any interest in a Property, or an NCI; or

          (vii) to purchase or otherwise acquire any securities or Minco;

     (1) the Purchased Shares (as hereinafter defined) to be issued co PCR pursuant to the provisions of paragraph 3, when issued, will be validly issued as fully paid and non-assessable and will be free of all resale restrictions other than any control block restrictions which may apply and the one year hold period imposed by the Act;

     (m) Minco has the corporate power to own the assets owned by it and to carry out the business carried on by it and is duly registered and qualified to carry on business in British Columbia;

     (n) Minco is not indebted to any affiliate or director or officer of Minco other than is set out in the Financial statements attached hereto as Schedule "G;"

     (o) no dividends or other distribution of any shares in the capital of the Minco have been made, declared or authorized;

     (p) Minco has not entered into any material contracts, agreements, undertakings, or arrangements with third parties other as referred to herein;

     (q) there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of Minco threatened against or affecting Minco at law or in equity or before or by any governmental agency or authority having jurisdiction;

     (r) Minco is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which apply to it;

     (s) all taxes, assessments, levies and other amounts which Minco is required by law to pay, withhold or collect, will have been duly paid, withheld or collected before the Closing Date; provided, however, that none of the foregoing need be paid while the same is being contested in good faith by appropriate proceedings diligently conducted;

     (t) no director of Minco is indebted or under obligation to Minco on any account whatsoever;

     (u) all material transactions of Minco have been promptly and properly recorded or filed in or with its respective books and records. The minute books of Minco contain all records of the meetings and proceedings of shareholders and directors thereof; and

     (v) the performance of this Agreement will not be in violation of the constating documents of Minco or of any agreement to which Minco is a party and will not give any person or company any right to terminate or cancel any agreement or any right enjoyed by Minco and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favour of a third party upon or against the assets of Minco.

2.3  PCR's Representations and Warranties

     PCR represents and warrants to Minco, as representations and warranties upon which Minco has relied in entering into this Agreement, which will be true at the Closing Date, and which will survive the execution hereof, that:

     (a) each of the PCR Agreements is a valid and subsisting contract enforceable in accordance with its terms and PCR has not assigned, encumbered or otherwise disposed of any interests in any of the PCR Agreements to any third parties:

     (b) Temco has the corporate power to own the assets owned by it and to carry out the business carried on by it and is duly registered and qualified to carry on business in the British Virgin Islands;

     (c) Temco is not indebted to PCR or any affiliate or director or officer of Temco other than is set out in the financial statements attached hereto as Schedule "J;"

     (d) no dividends or other distribution of any shares in the capital of the Temco have been made, declared or authorized;

     (e) Temco has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business;

     (f) the business of Temco has been carried on in the ordinary course and the Company has not incurred new liabilities or entered into any transactions outside of the ordinary course of business of Temco since December 31, 1995;

     (g) the constating documents of Temco have not been altered since the incorporation of Temco;

     (h) Temco has not entered into any contracts, agreements, undertakings, or arrangements with third parties other than (i) the Emperor's Delight Joint Venture Contract and a preliminary version of such agreement which was entered into as part of the process required to obtain approvals under Chinese Law (ii) extension agreement relating to the extension of the term of the FGEB Co-operation Agreement; and (iii) a directorship of a company incorporated under the laws of the British Virgin Islands;

     (i) there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of PCR threatened against or affecting Temco at law or in equity or before or by any governmental agency or authority having jurisdiction;

     (j) Temco is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which apply to it;

     (k) neither PCR nor any director of Temco are indebted or under obligation to Temco on any account whatsoever except as provided in the Temco Option Agreement;

     (1) all material transactions of Temco have been promptly and properly recorded or filed in or with its respective books and records. The minute books of Temco contain all records of the meetings and proceedings of shareholders and directors thereof;

     (m) the performance of this Agreement will not be in violation of the constating documents of Temco or of any agreement to which Temco is a party and will not give any person or company any right to terminate or cancel any agreement or any right enjoyed by PCR or Temco and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favour of a third party upon or against the assets of Temco;

     (n) the authorized capital of Temco consists of 50,000 shares having a par value of US$1.00 each of which the Temco Shares and the 400 shares issued to Orient are the only shares that are issued and outstanding;

     (o) the Temco Shares are validly issued, fully-paid and non-assessable common shares not subject to any trading restrictions other than as set out in the constating documents of Temco, and the Shares represent the total issued and outstanding share capital of Temco;

     (p) no finder's fees, commissions or financial service fees of any type whatsoever are payable by Temco in connection with transactions contemplated by this Agreement;

     (q) the financial statements of Temco for the fiscal period ended December 31, 1995, attached hereto as Schedule "J" delivered to Minco present fairly, in all material respects, the financial position of Temco as at December 31, 1995, and the results of operations and the changes in financial position for the year then ended in accordance with Canadian generally accepted accounting principles applied on a consistent basis and do not omit to state any material fact that is required by generally accepted accounting principles, or by applicable law, to be stated or reflected therein, or which is necessary to make the statements contained therein not misleading;

     (r) since December 31, 1995, Temco has carried on its business in the ordinary and normal course of the routine daily affairs of such business. Since such date, there has been no material change in the business. operations, affairs or conditions of Temco, financial or otherwise. including, without limitation, any change arising as a result of any legislative or regulatory change, modification, revocation, or suspension or any material license or right to do business, fire, explosion, accident, casualty, labour trouble, flood, drought, riot, storm, expropriation, condemnation, act of God, or otherwise, except changes occurring in the ordinary course of the routine daily affairs of business, which changes have not materially adversely affected the organization, business, properties, prospects, or financial condition of Temco;

     (s) there are no material liabilities, contingent or otherwise, of Temco which are not disclosed in Schedule "K" attached hereto, and Temco has not guaranteed or agreed to guarantee, any debt, liability or other obligation of any person, firm or corporation other than or described in Schedule "K;"

     (t) no person, other than Minco, or as set out in Schedule "L," has any right, agreement, or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option:

          (i) to require Temco to issue any further or other shares in its capital or any security or other instrument convertible or exchangeable in to shares in its capital, or to convert or exchange any security or other instrument into, with or for shares in its capital;

          (ii) for the issue or allotment of any of the authorized but unissued shares in its capital;

          (iii) to require Temco to create any additional shares in its capital;

          (iv) to require Temco to purchase, redeem, or otherwise acquire any of the issued and outstanding shares in its capital;

          (v) to require Temco to distribute any or all of its assets, or to declare any dividends;

          (vi) for the purchase of any assets or the acquisition or any interest in a Property, or an NCI; or

          (vii) to purchase or otherwise acquire any securities of Temco;

     (u) no order prohibiting the issue and sale of securities by Temco has been issued and no proceedings for this purpose have been instituted, are pending, or, to the knowledge of PCR, contemplated;

     (v) this Agreement and any statement furnished to Minco by, or on behalf of PCR and Temco, do not contain and will not contain an untrue statement of material fact or omit or will omit to state a material fact or circumstance necessary to make the statements contained herein or therein not misleading, or which may be material in Minco's decision to enter into this Agreement;

     (w) PCR or Temco owns, as of the date hereof, the NCI, or has rights to acquire an NCI, in Property as set out in the PCR Agreements;

     (x) to the best of its knowledge, there are no adverse claims, challenges, actions, suits, disputes or proceedings regarding the PCR Agreements, and there are no such claims pending, nor is there any basis therefor.

2.4 The representations, warranties, covenants and agreements by each of the parties contained in this Agreement or any certificates or documents delivered pursuant to the provisions hereof or in connection with the transaction contemplated hereby shall be true at and. as of the date of Closing of this Agreement as though such representations and warranties were made at and as of such time. Notwithstanding any investigations or inquiries made by a party prior to the execution of this Agreement or the waiver of any condition by such party, the representations, warranties, covenants and agreements of the other party shall survive the execution and Closing of this Agreement and notwithstanding the purchase and sale herein provided for, shall continue in full force and effect.

2.5 The representations and warranties hereinbefore set out are conditions on which the parties have relied in entering into this Agreement and will survive the acquisition of the PCR Agreements and the Temco Shares by Minco, and each of Minco and PCR will indemnify and save the other harmless from all loss, damage, costs, actions and suns arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by Minco or PCR, as the case may be, and contained in this Agreement.

3.   ASSIGNMENT OF PCR AGREEMENTS AND TRANSFER OF TEMCO SHARES

3.1 Upon and subject to the terms and conditions of the Agreement. PCR hereby agrees to sell, transfer and assign to Minco and Minco agrees io purchase from PCR the PCR Properties and the Temco Shares. Without limiting the generality of the foregoing, as part of such sale, transfer and assignment, PCR agrees to assign to Minco all its rights and interests in and to each of the PCR Agreements and Minco Agrees to assume all liabilities under the PCR Agreements.

3.2 The purchase price to be paid by Minco for the PCR Properties and the Temco Shares (the "Purchase Price") will be:

     (a) the allotment and issuance to PCR of Seven Million Two Hundred and Eighty Thousand (7,280,000) common shares of Minco (the "Purchased Shares"). The parties acknowledge and agree that the total number of such shares to be issued is to be equal to approximately two-thirds (2/3) of the total number of shares of Minco outstanding on a fully-diluted basis as at the date of this Agreement and before giving effect to the Teck-Cominco Private Placement. Such Purchased Shares shall comprise:

          (i) Two Million Four Hundred Thousand (2,400,000) free-trading shares (the "Free Trading Shares") having a deemed value of $0.97 per share. These Free Trading Shares will be subject to the restrictions set out in section 8.1(f) herein. The parties acknowledge and agree that the number of Free Trading Shares to he issued to PCR hereunder is io be based upon the value of the interest in the Emperor's Delight Property which may be earned by PCR pursuant to the Emperor's Delight Joint Venture Contract; and

          (ii) Four Million Eight Hundred and Eighty Thousand (4,880,000) escrow shares (the "Escrow Shares"). These Escrow Shares will be subject both to the restrictions set out in section 8.1(f) herein and to the terms and conditions of an escrow agreement in the form attached hereto as Schedule "M" (the "Escrow Agreement") and such Escrow Shares may be released from escrow only in accordance with the provisions of the Escrow Agreement and of this Agreement; and

     (b) the assumption by Minco of PCR's liabilities to third parties as are set out in Schedule "P" attached hereto.

3.3 PCR acknowledges that it may he required to execute and deliver such other documents as may reasonably be requested by Minco in order to obtain necessary regulatory approval of the transactions herein contemplated and PCR hereby agrees to execute and deliver any and all such documents forthwith at such request of Minco.

3.4 Subject to section 5.1 herein, following the execution of this Agreement by both parties, Minco will submit this Agreement to the Exchange and request the acceptance for filing hereof and the purchase of the PCR Properties and Temco Shares. Thereafter, both parties will diligently pursue obtaining such acceptance for filing and regulatory approval and comply with all reasonable requests of the Exchange in connection therewith, but neither party will, in any event, be liable for failure to obtain such acceptance or approval. Each party will cooperate with the other as reasonably necessary to secure such acceptance for filing and other required approvals.

3.5 PCR acknowledges that the Purchased Shares to be allotted and issued to it hereunder pursuant to exemptions from the registration and prospectus requirements of the Act, and acknowledges, confirms to and covenants with Minco that:

     (a) it will comply with all requirements of applicable securities legislation in connection with the issuance to it of the Shares and the resale of the Shares including, without limitation, entering into the Escrow Agreement if required; and

     (b) it is not entering into this Agreement as result of any material information about the affairs of Minco that, to its knowledge, has not been publicly disclosed.

4.   RELEASE OF ESCROW SHARES

4.1 The Escrow Shares issued to PCR hereunder shall be released to PCR on the following basis:

     (a) one escrow share for each $0.97 in the value of the interests to be acquired by Minco from PCR hereunder in any of the PCR Properties, based on a valuation report to be prepared by a qualified independent consultant, less any expenditures required to be made by Minco, pursuant to the PCR Agreements or otherwise, in order to earn its interests in such Properties; provided that all required Chinese governmental approvals in order to perfect the interests to be acquired by Minco hereunder have been obtained for each of the Properties that are the subject of the valuation report;

     (b) one escrow share for each $0.97 in the value of the interest in any New Projects (as defined in paragraph 6 herein) acquired by Minco pursuant to this Agreement or the T-C Investment Participation Agreement, such value to be determined on the same basis and subject to the same provisions as described in sub-paragraph 4.1(a) above, mutatis mutandis;

     (c) one Escrow Share for every $1.81 expended by Minco, PCR, Teck, Cominco, Temco or any other third party expending monies (including PCR's joint venture partner in Temco, Orient) or on exploration and development of the PCR Properties or of any New Projects acquired by Minco pursuant to this Agreement or the T-C Investment and Participation Agreement, exclusive of general and administrative expenses, determined in accordance with the provisions applicable to natural resources issuers under Local Policy Statement #3-07 of the British Columbia Securities Commission; and

     (d) one Escrow Share for every $0.97 in cumulative Cash Flow, as hereinafter defined, from the operations of Minco on the PCR Properties and any New Projects as defined in paragraph 6 herein and as determined in accordance with generally accepted accounting principals and by reference to Minco's annual audited financial statements, provided that each PCR Property and each New Project will be considered separately without taking into account any negative cash flow chat may exist in any other PCR Property or New Project.

4.2 For the purposes of subparagraph 4.1(d) herein, Cash Flow means net profit for a fiscal year of Minco adjusted for the following add backs: depreciation, amortization of goodwill, deferred income taxes, and amortization of research and development costs, plus any other capitalization charges as may be permitted by the Exchange. Cumulative Cash Flow, less any amounts used in prior Escrow Share releases pursuant to subparagraph 4.1(d), divided by $0.97 per share, equals the total number of Escrow Shares which may be released in any twelve-month period. During the currency of the Escrow Agreement, Minco shall determine (i) the cumulative Cash Flow commencing after the Closing Date (as defined in paragraph 1.1 herein), (ii) the total exploration and development expenditures on the Properties pursuant to subparagraph 4. l(c), and (iii) the number of Escrow Shares available for release to PCR, within One Hundred Twenty
(120) days from each fiscal year end of Minco.

4.3 Minco shall file its annual audited financial statements, prepared in accordance with generally accepted accounting principles, with the Exchange and the number of Escrow Shares to be released from escrow to PCR at any time shall be subject to the prior written consent of the Exchange. Notwithstanding the foregoing, in the event that not all of the Escrow Shares are released to PCR within Ten (10) years of the Closing Date, as hereinafter defined, any Escrow Shares not released shall be forfeited by PCR and cancelled and Minco shall have no further obligation or liability to PCR with respect to such Escrow Shares. For greater certainty the Escrow Shares shall not be forfeited for any reason other than the expiration of the aforementioned Ten (10) year period.

5.   CONDITIONS PRECEDENTS

5.1 This Agreement and the obligations of each party are in each case subject to each of the following occurring on or before ten (10) days next following the date on which this Agreement is executed:

     (a)  the acceptance for filing of this Agreement by the Exchange;

     (b) the execution of an investment and participation agreement between Minco, Teck and Cominco under which Minco will have rights and obligations substantially the same as those of PCR under the T-C Investment and Participation Agreement;

     (c) the execution of a subscription agreement between Minco, Teck and Cominco relating to the Teck-Cominco Private Placement, unless already included in the investment and participation agreement referred to in section 5. l(b) above;

     (d) all representations and warranties of each party made to the other in this Agreement, or in any written statement delivered by each party to the other under this Agreement, are true at the Closing Date;

     (e) each of the covenants and agreements of, conditions imposed upon, and the deliveries set out herein, to be made, satisfied, or complied with by each party in favour of the other on or before the Closing Date has been fully performed, satisfied and complied with in all respects on or before the Closing Date; and

     (f)  the  execution  by  PCR  of  the  T-C  Investment  and   Participation
          Agreement.

5.2 If the conditions set out in section 5.1 herein are not satisfied on or before the date which is ten (10) days next following the date on which this Agreement is executed, either party may, in its sole discretion, terminate this Agreement at any time thereafter whereupon neither party shall have any further obligation to the other party under this Agreement.

5.3 This Agreement shall also be subject to PCR making available to Minco of the following on or before the Closing Date:

     (a) all non-public data, agreements, evaluations, professional reports and other information in the possession or control of PCR with respect to the PCR Properties;

     (b) written consent of Baiyin to the assignment of the CB-LG Agreement hereunder.

5.4 PCR agrees to diligently pursue obtaining the written consent required pursuant to section 5.3 (h) hereunder, but PCR will in no event be liable for failure to obtain such written consent.

6.   EXCLUSIVE RIGHT OF ACQUISITION

6.1 For a period of time commencing on the date of this Agreement and expiring on March 1, 2000, Minco shall have the exclusive right to acquire from PCR, at cost and in the manner hereinafter described (the "Right of Acquisition") all right, title and interest in and to any new base or precious metal Property which PCR identifies and in respect to which PCR has acquired an NCI (a "New Property") or in respect to which PCR has a reasonable expectation of acquiring an NCI. The Right of Acquisition may be extended beyond March 1, 2000, upon agreement of the parties hereto.

6.2 Upon identification of a New Property, PCR shall deliver a notice to Minco providing reasonable details regarding the New Property, including a description of the NCI acquired or to be acquired by PCR therein, which notice shall be accompanied by copies of all documentation in the possession of PCR regarding the New Property, including but not limited to all underlying agreements and geological reports regarding the New Property (the "New Property Notice").

Minco and PCR shall thereupon enter into a separate confidentiality agreement relating to such New Property.

6.3 Upon receipt of the New Property Notice and in the event Teck and Cominco have not yet exercised their "Earn-in Rights" in respect to two NCI's, as defined in the T-C Investment and Participation Agreement, Minco shall forthwith provide a complete copy of the New Property Notice to Teck and Cominco in accordance with the provisions of Part 6 of the T-C Investment and Participation Agreement, with a request that Teck and Cominco determine whether the New Property is one that should be governed by the T-C Investment and Participation Agreement.

6.4 In the event that after receiving a complete copy of the New Property Notice Teck and Cominco determine that the New Property is one that should be governed by the T-C Investment and Participation Agreement, then Minco shall be deemed to have exercised the Right of Acquisition and PCR shall be deemed to have assigned all its right, title and interest in the New Property to Minco.

6.5 In the event that Teck and Cominco determine that the New Property is not one that should be governed by the T-C Investment and Participation Agreement or in the event that Teck and Cominco have exercised their "Earn-in Rights" in respect to two NCI's, as defined in the T-C Investment and Participation Agreement, then Minco shall, as soon as practicable following the determination of Teck and Cominco, if applicable, but in any event not later than 30 days following receipt of the New Property Notice by Minco notify PCR in writing of its decision to either exercise or decline to exercise its Right of Acquisition.

6.6 If Minco elects not to exercise its Right of Acquisition, PCR will be free to deal with the New Properly as it sees fit, and the Property shall thereafter not be subject to this Agreement. Failure by Minco to notify PCR of its election within the time limit in section 6.5 will be deemed to be an election that Minco has declined to exercise the Right of Acquisition.

6.7 If Minco elects or is deemed to have elected to exercise its Right of Acquisition in respect to a New Property, PCR shall assign all its right, title and interest in the New Property to Minco. PCR shall thereafter provide Minco with copies of all documentation reasonably necessary to substantiate PCR's out-of-pocket costs in respect to the acquisition of its interests in such New Property and Minco shall forthwith upon receipt of such documentation reimburse PCR for all such out-of-pocket costs and in addition, Minco shall be responsible for payment of' any finder fees, commissions or other payments due to third parties in connection with the acquisition of the New Property, the payment of which are in accordance with regulatory requirements and have been approved by Minco's board of directors. PCR furthermore agrees to execute and deliver to Minco any and all documentation reasonably necessary to perfect such the assignment of its interests in the New Property to Minco and to provide to Minco all such reasonable assistance that Minco may require to secure the Property and NCI therein.

6.8 The rights of acquisition held by Minco under section 6 herein shall be subject to any prior rights that Teck and Cominco may have under the T-C Investment and Participation Agreement.

7.   MINCO BOARD APPOINTMENTS

7.1 The parties agree that forthwith upon execution of this Agreement, Minco shall take such steps as are necessary to change the constitution of the board of directors of Mince in accordance with the Shareholders Agreement attached hereto as Schedule "N."

8.   CLOSING

8.1  On the Closing Date, the following events shall occur:

     (a) Minco shall deliver to PCR a copy of the Exchange letter of acceptance in respect to this Agreement;

     (b) PCR shall deliver to Minco a deed of assignment in respect to each of the PCR Agreements;

     (c) PCR shall deliver to Minco the Temco Shares duly endorsed for transfer, and make adequate provision for transfer of control of all corporate records, registers and documents of Temco, including the minute book and corporate seal of Temco:

     (d) PCR shall cause to be delivered to Minco a legal opinion from a qualified British Virgin Islands lawyer that the Temco Shares were legally created, and are fully paid and non-assessable; and that Temco has taken all necessary corporate actions to authorize and approve the transfer of the Temco Shares to Minco, and that the transfer will not breach or cause a breach of any terms of the constating documents of
          Temco:

     (e) Each of Minco and PCR shall execute and deliver to one another the Escrow Agreement;

     (f) Minco shall issue to PCR certificates representing the Free Trading Shares and Escrow Shares, which certificates will be endorsed with a legend indicating that they are held subject to the one year hold period imposed by the Act and, in the case of the Escrow Shares, that such shares may only be traded in accordance with the terms of the Escrow Agreement;

     (g) Minco and PCR shall cause the Shareholders Agreement (as defined by paragraph 7.1 herein), fully executed, to be delivered to one another;

     (h) Minco shall cause to be delivered to PCR a legal opinion from a qualified British Columbia lawyer that the Free Trading and Escrow Shares were legally created, and are fully paid and non-assessable; and that Minco has taken all necessary corporate actions to authorize the issuance of the Free Trading Escrow Shares to PCR, and that the transfer will not breach or cause a breach of any terms of the constating documents of Minco;

     (i)  The Teck-Cominco Private Placement shall be completed; and

     (j) The payment by Minco to PCR of PCR's third party liability as set out in Schedule "P."

9.1 Any notice, direction or other instrument required or permitted to be given under this Agreement will be in writing and may be given by the delivery of the same or by mailing the same by prepaid registered or certified mail or by sending the same by telegram, telex. telecommunication or other similar form of communication, in each case addressed as follows:

     (a)    if to Minco at:

            Minco Mining and Metals Corporation
            Suite 1870. 401 W. Georgia Street
            Vancouver, B.C. V6B 5A1
            Fax No.: 1-604-688-8030
            Attention:  Mr. Peter Tsaparas, Chairman & C.E.O.

     (b)    if to PCR at:

            Pacific Canada Resources Inc.
            Suite 7000, 350 Bay Street
            Toronto. Ontario
            M5H 2S6 Fax No.: 1-416-368-2579
            Attention:  Mr. Ken Z. Cai, Managing Director

9.2 Any notice, direction or other instrument aforesaid will, if delivered, be deemed to have been given and received on the day it was delivered, and if mailed, be deemed to have been given and received on the tenth business day following the day of mailing, except in the event of disruption of the postal services in which event notice will he deemed to he received only when actually received and, if sent by fax, be deemed to have been given or received on the next business day of the recipient party following the date on which it was so sent.

9.3 Any party may at any time give to the other, notice in writing of any change of address of the party giving such notice and from and after the giving of such notice, the address or addresses therein specified will be deemed to be the address of such party for the purposes of giving notice hereunder.

10.  GENERAL

10.1 This Agreement, other than the Confidentiality Agreement, constitutes the entire agreement between the parties and replaces and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether verbal or written, express or implied, statutory or otherwise between the parties with respect to the subject matter herein. For greater certainty, the parties agree that, if this Agreement is terminated for any reason, the Confidentiality Agreement will not be terminated and the rights and obligations set out therein will continue to be in effect.

10.2 The parties hereto agree that they and each of them will execute all document and do all acts and things within their respective powers to carry out and implement the provisions or intent of this Agreement.

10.3 The headings to the respective sections herein will not be deemed part of this Agreement but will be regarded as having been used for convenience only.

10.4 All references to monies hereunder will be in Canadian funds. All payments to be made to any party hereunder will be made by cash, certified cheque or bank draft mailed or delivered to such party at its address for notice purposes as provided herein, or for the account of such party at such bank or banks in Canada as such party may designate from time to time by written notice. Said bank or banks will be deemed the agent of the designating party for the purpose of receiving, collecting and receipting such payment.

10.5 This Agreement will enure lo the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

10.6 This Agreement may be signed by facsimile and in one or more counterparts and signed counterpart copies, when read together, shall be irrevocably deemed to constitute a single binding Agreement signed by both parties.

10.7 This Agreement will he governed and interpreted in accordance with the laws of British Columbia (except tor its conflict of laws provisions) and the laws of Canada applicable therein. All actions arising from this Agreement will be commenced and prosecuted in the courts of British Columbia, and the parties hereby attorn to the jurisdiction thereof.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

THE CORPORATE SEAL OF MINCO                 )
MINING AND METALS CORPORATION               )
was hereunto affixed in the presence of:    )
                                            )
                                            )
/s/  PETER TSAPARAS                         )     C/S
--------------------------------------------)
Authorized Signatory                        )
                                            )
                                            )
/s/  COLIN McALEENAN                        )
--------------------------------------------)
Authorized Signatory                        )



THE CORPORATE SEAL OF PACIFIC               )
CANADA RESOURCES INC. was hereunto          )
affixed in the presence of:                 )
                                            )
                                            )
/s/  DONALD HICKS                           )     C/S
--------------------------------------------)
Authorized Signatory                        )
                                            )
                                            )
/s/  KEN Z. CAI                             )
--------------------------------------------)
Authorized Signatory                        )